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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                   ITXC CORP.

                                   ARTICLE I
                                    OFFICES
     Section 1. The registered office shall be in the city of Dover, County of Kent, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
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     Section 2.  Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer

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than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote as such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of fifty percent (50%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. All questions (other than the election of directors) shall, unless otherwise provided by the certificate of incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

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     Section 10.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11.  A.  Annual Meetings of Stockholders.
                      --------------------------------

     1. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

     2. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of

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business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director it elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to

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appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

     3. Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for additional directorships at least seventy(70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

     B.  Special Meetings of Stockholders.  Only such business shall be
         --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be

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elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11(B), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11. If the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 11 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the later of (x) the close of business on the ninetieth (90th) day prior to such special meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     C.  General.
         -------

     1. Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the

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procedures set forth in this Section 11. Except as otherwise provided by law, the certificate of incorporation or these By-Laws, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 11) and (b) if any proposed nomination or business is not in compliance herewith, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

     2. For purposes of this Section 11, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) of the Exchange Act.

     3. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 11 shall be deemed to affect any rights
(i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

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     Notwithstanding any other provision of law, the certificate of incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two thirds of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 11.

     Section 12. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting,

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meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS
     Section 2. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 4. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 5. Special meetings of the board may be called by the president on three (3) days' notice to each director by mail or two (2) days' notice to each director either personally or

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by telegram, facsimile or other lawful means of communication (including electronic mail); special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

     Section 6. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 8. Unless otherwise restricted by the certificate of incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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                            COMMITTEES OF DIRECTORS

     Section 9. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Except as otherwise required by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                   PROCEDURES

     Section 10. The following provisions shall apply to each committee established by the Board of Directors:
     A.  Chairperson. Unless specified by the board of directors, each
         -----------
committee of the board shall choose one of its members to act as chairperson.

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     B.  Secretary.  Each committee shall from time to time designate a
         ---------
secretary of the committee who shall keep a record of its proceedings.

     C.  Vacancies.  Vacancies occurring from time to time in the membership of
         ---------
any committee may be filled by a majority of the entire board for the unexpired term of the member whose death, resignation, removal or disability causes such vacancy.

     D.  Meetings.  Each committee shall adopt its own rules of procedure and
         --------
shall meet at such stated time as it may, by resolution, appoint, and shall also meet whenever called together by the chairman of the board or the chief executive officer.

     E.  Notice of Meetings.  If a committee establishes regular meeting dates,
         ------------------
it shall not be necessary to give notice of any such regular meeting. Notice of every special meeting shall be given in the manner and within the time periods specified in these by-laws with respect to notices of special meetings of the board of directors. Notice of any special meeting may be waived in writing by all of the absent members of the committee either before or after the meeting.

     F.  Quorum.  A quorum at any meeting of any committee shall be not less
         ------
than one-half (1/2) of the entire committee. Every act or decision done or made by a majority of the directors present at a committee meeting duly held at which a quorum is present shall be regarded as the act of the committee.

     G.  Reports.  Actions taken at a meeting of any committee shall be reported
         -------
to the board at its next meeting following such committee meeting.

                           COMPENSATION OF DIRECTORS

     Section 11. Unless otherwise restricted by the certificate of incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of

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Directors and may be paid a fixed sum for attendance at each meeting of the
Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to stockholders and directors may also be given by all other lawful means.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, treasurer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any

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number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a chief financial officer, a treasurer and a secretary and may choose vice presidents.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                           THE CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

     Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

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                       THE PRESIDENT AND VICE-PRESIDENTS

     Section 8. The president shall be the chief operating officer or chief executive officer of the corporation; and in the absence of the Chairman and Vice Chairman of the Board he or she shall preside at all meetings of the stockholders and the Board of Directors; he or she shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 9. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 10. In the absence of the president or in the event of his inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

     Section 11. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of

                                      -16-
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all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 14. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

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     Section 15.  If required by the Board of Directors, he or she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairperson or vice-chairperson of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

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

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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                            REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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                                  FISCAL YEAR

     Section 3. The fiscal year of the corporation shall end of December 31 of each calendar year.
                                      SEAL

     Section 4. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

     These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.

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